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                                                                 Exhibit 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 27, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of INMC Mortgage Holdings, Inc. dba, IndyMac Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of INMC Mortgage Holdings, Inc. dba, IndyMac Mortgage Holdings, Inc. on Form S-8 (File No. 33-8442, effective August 25, 1986, File No. 33-32562, effective December 15, 1989, File No. 33-56267, effective October 31, 1994, File No. 333-08905, effective July 31, 1996, File
No. 333-36085, effective September 22, 1997) and on Form S-3 (File No. 333-37149, effective October 24, 1997, File No. 333-41329, effective January 2, 1998 and File No. 333-47297, effective March 18, 1998).


/s/ GRANT THORNTON LLP

Grant Thornton LLP
Los Angeles California
March 31, 1998